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                                                                EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Security First Technologies Corporation of our report dated April 9, 1999, except for note 12, which is as of October 6, 1999, relating to the financial statements of FICS Group N.V., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/
PricewaterhouseCoopers & Co. Bedrijfsrevisoren
Brussels, Belgium
October 9, 1999